LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Know
all by these presents, that the undersigned hereby authorizes David A. Hollander of Tennenbaum Capital Partners, LLC, to execute for and on behalf of the undersigned, in the undersigned's individual capacity, and on behalf of Tennenbaum & Co., LLC ("TCO"), in the undersigned's capacity as the managing member of TCO. Schedules 13 and Forms 3, 4 and 5, and any amendments thereto, and cause such schedule(s) or form(s) to be filed with the United States Securities and Exchange Commission pursuant to Section 13(d)-(g) or Section 16(a) of the Securities exchange Act of 1934, as amended. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This
Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 22nd day of April, 2003.

/s/ Michael E. Tennenbaum
____________________________________

MICHAEL E. TENNENBAUM

STATE OF CALIFORNIA    )

		)ss.		ACKNOWLEDGMENT
COUNTY OF LOS ANGELES		)

	I, Alice M.
Carter, a Notary Public in and for said County and State, hereby certify that Michael E. Tennenbaum, whose name is signed to the foregoing LIMITED POWER OF ATTORNEY, and who is known to me, acknowledged before me on this day, that being informed of the contents thereof, he voluntarily executed the same on the day of its date.

	Given under my hand and official
seal of office on this 22nd day of April, 2003.

/s/ Alice Carter

__________________________________________________

Notary Public in
and for said
County and State


JOINT FILER INFORMATION:
By
reason of (i) the position of Tennenbaum Capital Partners, LLC ("TCP") as investment advisor to Special Value Bond Fund II, LLC ("Fund II") and Special Value Absolute Return Fund, LLC ("SVARF"), (ii) the position of Tennenbaum & Co., LLC ("TCO") as managing member of TCP and (iii) Michael
E. Tennenbaum's position as managing member of TCO, each of TCP, TCO and Mr. Tennenbaum may be deemed to share the powers of voting and disposition of all of the shares of the common stock securities described herein. The reporting persons disclaim beneficial ownership of the reported securities, except to the extent of their pecuniary interest therein.